UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

Bitcoin Shop, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2015 (the “Closing Date”), Bitcoin Shop, Inc. (the “Company”) sold an aggregate of 7,708,342 Units (each a “Unit”) of its securities in a private placement (the “Private Placement”) to certain investors (the “Investors”) at a purchase price of $0.30 per Unit pursuant to subscription agreements (the “Subscription Agreements”) for an aggregate purchase price of $2,312,500. Each Unit in the Private Placement consists of (i) one share of common stock, par value $0.001 per share (the “Common Stock”) and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $0.375 per share. The Units are subject to a “Most Favored Nations” provision issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.30 per share (such, issuance, a “Lower Price Issuance”), subject to certain customary exceptions. Furthermore, the exercise price of the Warrants is subject to certain price protection provisions for a period of twenty four months in the event the Company issues a Lower Price Issuance such that the Company shall lower the Warrant exercise price to the price that is the product of: (i) one hundred and twenty five percent (125%), and (ii) the issuance price of the Lower Price Issuance.

The Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the Warrants. The Warrants may be called for cancelation by the Company if: (i) the volume weighted average price per share exceeds $0.938 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day.

The Company has undertaken, pursuant to the registration rights agreement (the “Registration Rights Agreement”) between the Company and each of the Investors to file a registration statement to register the shares of Common Stock issued as part of the Units and issuable upon exercise of the Warrants issued in the Private Placement, within forty five days following the Closing Date, to have such registration statement declared effective by the Securities and Exchange Commission within one hundred and twenty days from such filing date and to maintain the effectiveness of the registration statement until all of the Common Stock and Conversion Shares, have been sold or are otherwise able to be sold pursuant to Rule 144. In the event the Company fails to file within the forty five day period or have such registration statement declared effective within the one hundred and twenty day period, the Company is obligated to pay liquidated damages to the Investors for every thirty days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer each purchased 66,667 Units in the Private Placement.

The Common Stock and Warrants issued to investors in the Private Placement were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

After giving effect to the closing of the Private Placement, there were approximately 155,985,905 shares of Common Stock issued and outstanding, no shares of preferred stock outstanding.

The foregoing information is a summary of the Subscription Agreement, Warrant and Registration Rights Agreement is not complete, and is qualified in its entirety by reference to the full text of such agreements which are attached as exhibits to this Current Report on Form 8-K. Readers should review the Subscription Agreement, the Registration Rights Agreement and form of Warrant for a complete understanding of the terms and conditions associated with this transaction.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For the calendar year ending 2015 both Charles Allen and Michal Handerhan agreed to limit their respective base salaries and cash bonuses to $125,000 each.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 16, 2015, the Company filed a Certificate of Withdrawal with the Secretary of State of the State of Nevada. The Certificate of Withdrawal, which was effective upon filing, eliminated from the Articles of Incorporation of the Company all matters set forth in the Company’s Certificate of Designation with respect to the Company’s Series C Convertible Preferred Stock that had been previously filed with the Secretary of State of the State of Nevada on February 5, 2014. No shares of the Series C Convertible Preferred Stock were outstanding at the time of the filing of the Certificate of Withdrawal, and none will hereafter be issued. A copy of the Certificate of Withdrawal is filed as Exhibit 3.1 to this report and is incorporated into this Item by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description
3.1	Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series C Convertible Preferred Stock.
4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: April 22, 2015	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer